UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 19, 2007

Biomedtex, Inc.

(Exact name of registrant as specified in its charter)

Florida	65-0725217
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

102 NE 2nd Street, Boca Raton, FL 33432

(Address of principal executive offices)

Issuer's telephone number, including area code: (917)526-6700

ProMed Alliance International, Inc. (formerly Biznet Group, Inc.)

1450 South Dixie Highway Boca Raton, Florida 33432

(Former name or address, if changed since last report.)

Item 5.01 Changes in Control of Registrant

On September 19, 2007, Mr. Willis, the President and Chairman of the Board of the Company, sold in an “arms length” transaction a total of Thirty-Eight million and Five Hundred Thousand (37,500,000) shares of the Company’s common stock, par value $0.001,(“Common Stock”), pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), to A. Marco Rocca.

On September 19, 2007, Dave Larry, a Director on the Board of the Company, sold in an “arms length” transaction a total of Two Million and Five Hundred Thousand (2,500,000) shares of the Company’s Common Stock, pursuant to an exemption from the registration requirements under Section 4(2) of the Act to A. Marco Rocca.

Mr. Rocca represents that: (i) the shares will be 'restricted securities' as that term is defined under the Act; (ii) was acquiring the shares solely for his account, for investment purposes and without a view towards the resale or distribution thereof; (iii) agreed to hold the shares for the applicable the holding period proscribed by Rule 144 under the hold the shares for the applicable one or two year holding period proscribed by Rule 144 under the Act for affiliates or control persons; (iv) is an "accredited investor" as that term is defined under Rule 501(a)(4) of Regulation D promulgated by the Commission under the Securities Act of 1933; and (iv) any sale of the shares will be accomplished only in accordance with the Act or the rules and regulations of the Commission adopted thereunder. No general solicitation or general advertising was utilized by the registrant to sell the shares.

Upon the acquisition of Forty Million (40,000,000) shares of the Company’s Common Stock, pursuant to an exemption from the registration requirements under Section 4(2) of the Act, A. Marco Rocca became the majority stockholder of the Company, and control person, holding sixty-six (66%) percent of the Company’s Capital Stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 19, 2007, the Board of Director unanimously approved A. Marco Rocca to become the President and Chairman of the Board of the Company. After majority shareholder vote in favor of the election, A. Marco Rocca was appointed and elected as President and Chairman of the Board.

On September 19, 2007, Mr. Willis, the President and Chairman of the Board of the Company, resigned from the Company as President and Chairman of the Board, upon the sale of his entire Thirty-Eight million and Five Hundred Thousand (37,500,000) shares of the Company’s Common Stock, pursuant to an exemption from the registration requirements under Section 4(2) of the Act to A. Marco Rocca.

On September 19, 2007, Dave Larry, Secretary and a Director on the Board of the Company, resigned from the Company as Secretary and a director upon the sale of his entire Two Million and Five Hundred Thousand (2,500,000) shares of the Company’s Common Stock, pursuant to an exemption from the registration requirements under the Act, to A. Marco Rocca.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 19, 2007, an Amendment to the Articles of Incorporation was filed to change the name of the Company to Biomedtex, Inc.; the address to 102 NE 2nd Street, Boca Raton, FL 33432.

On September 19, 2007, the name and address of the Registered Agent was changed to A. Marco Rocca, c/o of Biomedtex, Inc., at 102 NE 2nd Street, Boca Raton, FL 33432.

Item 8.01 Other Events

As of September 19, 2007, the Company had 250,000,000 shares of Common Stock authorized, of which 60,109,921 shares of Common Stock (Par Value $0.001) was issued and outstanding. There are no shares of Preferred Stock authorized. Total Capitalization as September 19, 2007 of 60,109,921 issued & outstanding out of 250,000,000 authorized shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Biomedtex, Inc.
(Registrant)

Date:	September 19, 2007	/s/ Willis Hale
(Signature) Willis Hale, President